EXHIBIT 99.1

Capstone Turbine Announces Third Quarter Fiscal Year 2013 Operating Results

Record Gross Margin of 14% on Record Quarterly Revenue of $33.3 Million

CHATSWORTH, Calif., Feb. 11, 2013 (GLOBE NEWSWIRE) -- Capstone Turbine Corporation (Nasdaq:CPST), the world's leading clean technology manufacturer of microturbine energy systems, today announced its financial results for the third quarter fiscal year 2013 ended December 31, 2012.

Third Quarter 2013 Highlights

  Record quarter revenue of $33.3 million, up 21% year-over-year
  Product revenue of $26.3 million, up 20% year-over-year
  Shipments of 26.1 megawatts, compared to 23.5 megawatts year-over-year
  Gross margin doubled year-over-year, from $2.3 million to $4.6 million, or 14% of revenue
  Healthy product backlog of $136.5 million at December 31, 2012, up 19% year-over-year
  Strong cash balance of $41.9 million at December 31, 2012

Management Commentary

"The third quarter of fiscal 2013 marked our best quarter as a whole in company history. We set another record for quarterly revenue, achieved a strong double digit gross margin percentage for the first time, and reduced our net loss significantly. We are continuing to make outstanding progress on our path to profitability," said Darren Jamison, Capstone's President and Chief Executive Officer.

Jamison added, "In January, we received some sizeable follow-on orders in the oil and gas sector, where we have significant opportunity to continue to capture market share, and we have seen some improvement in European order flow.

"We also entered the Chilean market for the first time with the sale of four C65s with our new distributor in the region and received an order for our first C1000 series product in China."

Third Quarter 2013 Financial Summary

Revenue for the third quarter of Fiscal 2013 was $33.3 million, an increase of 11% from $30.1 million for the second quarter of Fiscal 2013, and an increase of 21% from $27.5 million for the third quarter of Fiscal 2012. Capstone shipped 26.1 megawatts in the third quarter of Fiscal 2013, compared to 24.0 megawatts in the second quarter of Fiscal 2013 and 23.5 megawatts in the third quarter of Fiscal 2012.

Capstone's backlog as of December 31, 2012 was $136.5 million, compared to $141.1 million at September 30, 2012, and an increase of 19% from $115.1 million at December 31, 2011.

Gross margin for the third quarter of Fiscal 2013 was $4.6 million, or 14% of revenue, compared to $2.6 million, or 9% of revenue, for the second quarter of Fiscal 2013, and $2.3 million, or 8% of revenue, for the third quarter of Fiscal 2012.

Research and development expenses were $2.2 million for the third quarter of Fiscal 2013, compared to $2.4 million for the second quarter of Fiscal 2013 and $1.8 million for the third quarter of Fiscal 2012.

Selling, general and administrative expenses were $6.8 million for the third quarter of Fiscal 2013, compared to $6.4 million for the second quarter of Fiscal 2013 and $8.3 million for the third quarter of Fiscal 2012.

Capstone's net loss was $4.5 million, or $0.01 loss per share, for the third quarter of Fiscal 2013,compared to a net loss of $6.2 million, or $0.02 loss per share, for the second quarter of Fiscal 2013, and a net loss of $8.8 million, or $0.03 per share, for the third quarter of Fiscal 2012.Capstone's loss from operations for the third quarter of Fiscal 2013 was $4.4 million, compared to $6.2 million for the second quarter of Fiscal 2013 and $7.8 million for the third quarter of Fiscal 2012.

Liquidity and Capital Resources

At December 31, 2012, cash and cash equivalents totaled $41.9 million, compared to $45.2 million at September 30, 2012 and $22.9 million at December 31, 2011. During the quarter ended December 31, 2012,Capstone used $3.9 million of cash in operating activities and spent $0.2 million in capital expenditures. This compares to cash used in operating activities of $6.2 million and $0.2 million in capital expenditures during the quarter ended December 31, 2011.

Conference Call and Webcast

The Company will host a conference call today, Monday, February 11, 2013, at 1:45 p.m. Pacific Time (4:45 p.m. Eastern). Access to the live broadcast and a replay of the webcast will be available for 30 days through the Investor Relations page on the Company's website: www.capstoneturbine.com.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems, and was the first to market commercially viable microturbine energy products. Capstone Turbine has shipped over 6,500 Capstone MicroTurbine(R) systems to customers worldwide. These award-winning systems have logged millions of documented runtime operating hours. Capstone Turbine is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2008 and ISO 14001:2004 certified company, Capstone is headquartered in the Los Angeles area with sales and/or service centers in the New York Metro Area, Mexico City, Nottingham, Shanghai and Singapore.

"Capstone" and "Capstone MicroTurbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

The Capstone Turbine Corporation logo is available here.

Forward-Looking Statements

This press release contains "forward-looking statements," as that term is used in the federal securities laws, about market expansion; growth in revenue, gross margin and backlog; attaining profitability; and improvement in certain key performance indicators. Forward-looking statements may be identified by words such as "expects," "objective," "intend," "targeted," "plan" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's Form 10-K, Form 10-Q and other recent filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions investors not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

– Financial Tables Follow –

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)
	December 31,	March 31,
	2012	2012
ASSETS
Current Assets:
Cash and cash equivalents	$ 41,913	$ 49,952
Accounts receivable, net of allowance for doubtful accounts of $2,519 at December 31, 2012 and $2,228 at March 31, 2012	19,298	18,576
Inventories	19,963	18,881
Prepaid expenses and other current assets	3,550	2,974
Total current assets	84,724	90,383
Property, plant and equipment, net	3,720	4,833
Non-current portion of inventories	3,389	1,313
Intangible assets, net	2,435	2,811
Other assets	394	452
Total	$ 94,662	$ 99,792

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$ 24,463	$ 23,061
Accrued salaries and wages	2,108	1,716
Accrued warranty reserve	2,378	1,494
Deferred revenue	6,555	2,995
Revolving credit facility	12,821	10,431
Current portion of notes payable and capital lease obligations	446	363
Warrant liability	36	791
Total current liabilities	48,807	40,851
Long-term portion of notes payable and capital lease obligations	111	70
Other long-term liabilities	152	254
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 515,000,000 shares authorized, 305,605,031 shares issued and 304,566,328 shares outstanding at December 31, 2012; 415,000,000 shares authorized, 300,315,313 shares issued and 299,317,493 shares outstanding at March 31, 2012	306	300
Additional paid-in capital	796,343	790,901
Accumulated deficit	(749,845)	(731,412)
Treasury stock, at cost; 1,038,703 shares at December 31, 2012 and 997,820 shares at March 31, 2012	(1,212)	(1,172)
Total stockholders' equity	45,592	58,617
Total	$ 94,662	$ 99,792

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue	$ 33,257	$ 27,483	$ 92,187	$ 79,238
Cost of goods sold	28,639	25,143	82,794	74,722
Gross margin	4,618	2,340	9,393	4,516
Operating expenses:
Research and development	2,188	1,823	6,805	6,230
Selling, general and administrative	6,816	8,311	20,692	21,535
Total operating expenses	9,004	10,134	27,497	27,765
Loss from operations	(4,386)	(7,794)	(18,104)	(23,249)
Other income	—	(4)	26	2
Interest income	—	—	—	1
Interest expense	(205)	(237)	(524)	(641)
Change in fair value of warrant liability	304	(783)	755	13,437
Loss before income taxes	(4,287)	(8,818)	(17,847)	(10,450)
Provision for income taxes	190	—	586	—
Net loss	$ (4,477)	$ (8,818)	$ (18,433)	$ (10,450)

Net loss per common share—basic and diluted	$ (0.01)	$ (0.03)	$ (0.06)	$ (0.04)

Weighted average shares used to calculate net loss per common share	304,418	266,044	301,376	261,658
CONTACT: Investor and Investment Media Inquiries:
         818-407-3628
         ir@capstoneturbine.com